UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2016

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On March 15, 2016, InVivo Therapeutics Holdings Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the several underwriters listed therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate of 3,733,333 shares of the Company’s common stock, and warrants to purchase up to an aggregate of 1,866,666 shares of the Company’s common stock at an exercise price of $10.00 per whole share of common stock. The shares of common stock and warrants will be sold in units, with each unit consisting of one share of common stock and 0.50 of a warrant to purchase one share of common stock. The units will be sold at a price of $7.50 per unit. The shares of common stock and warrants will be mandatorily separable immediately upon issuance.

The Underwriters will purchase the units from us at a price of $7.05 per unit, representing a 6.0% discount from the public offering price. Raymond James & Associates, Inc. is acting as the sole book-running manager for the Offering. Ladenburg Thalmann and Cantor Fitzgerald & Co. are acting as co-managers in the Offering. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 560,000 shares of its common stock at a price of $7.0406 per share and/or additional warrants to purchase up to 280,000 shares of common stock at a price of $0.0094 per warrant to cover over-allotments, if any.

The Offering is expected to close on March 18, 2016, subject to the satisfaction of customary closing conditions. The Company expects to receive approximately $26 million in net proceeds from the Offering after underwriting fees and offering expenses, or approximately $30 million if the underwriter’s over-allotment option is exercised in full. The Company currently intends to use the estimated net proceeds from the Offering to fund ongoing clinical trials and for general corporate purposes.

The Warrants will be exercisable immediately upon issuance and will expire on the five-year anniversary of issuance, which is anticipated to be March 18, 2021. The Warrants will be issued pursuant to a warrant agreement to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The Warrants will not be listed on The Nasdaq Global Market or any other securities exchange.

The Offering is made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-188573) initially filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2013, and declared effective on May 22, 2013. A preliminary prospectus supplement relating to the Offering was filed with the Commission on March 14, 2016, and a final prospectus supplement relating the Offering was filed with the Commission on March 15, 2016.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company has agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the Company during the three-month period following the date of the Underwriting Agreement, subject to extension in certain circumstances.

The Underwriting Agreement is included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Upon consummation of the Offering, the exercise price and number of shares issuable upon exercise of the Company’s outstanding warrants issued on May 9, 2014 (the “2014 Warrants”) will be adjusted in accordance with their terms.  For the 2014 Warrants to purchase an aggregate of 395,716 shares of the Company’s common stock that remained outstanding as of December 31, 2015, the Company anticipates that the exercise price will be adjusted from $5.75 to approximately $3.87 per share and that the number of shares issuable upon exercise of the 2014 Warrants will increase to an aggregate of approximately 587,950 shares of the Company’s common stock.

The foregoing description of the terms of the Underwriting Agreement and the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Underwriting Agreement and the form of Warrant Agreement, including the form of Warrant, copies of which is are filed as Exhibit 1.1 and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

A copy of the opinion of Greenberg Traurig, LLP relating to the legality of the issuance and sale of the shares of common stock, the warrants and the shares issuable upon exercise of the warrants in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement entered into by and between InVivo Therapeutics Holdings Corp. and Raymond James & Associates, Inc., as representative of the several underwriters named on Schedule I thereto, dated March 15, 2016.

4.1	Form of Warrant Agreement by and between InVivo Therapeutics Holdings Corp. and Continental Stock Transfer & Trust Company, including the form of Warrant
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Opinion of Greenberg Traurig, LLP, filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: March 15, 2016	By:	/s/ Tamara Joseph
		Name:	Tamara Joseph
		Title:	SVP, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement entered into by and between InVivo Therapeutics Holdings Corp. and Raymond James & Associates, Inc., as representative of the several underwriters named on Schedule I thereto, dated March 15, 2016.

4.1	Form of Warrant Agreement by and between InVivo Therapeutics Holdings Corp. and Continental Stock Transfer & Trust Company, including the form of Warrant
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Opinion of Greenberg Traurig, LLP, filed as Exhibit 5.1)